Exhibit 99.1

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

FOURTH QUARTER AND YEAR END 2005 RESULTS

EAST PALO ALTO, Calif., February 1, 2006 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.1 billion in assets financial services holding company, today announced results for the fourth quarter and year ended December 31, 2005.

For the fourth quarter of 2005, Greater Bay Bancorp’s net income was $22.8 million, or $0.39 per diluted common share, compared to $21.1 million, or $0.33 per diluted common share, for the fourth quarter of 2004, and $25.6 million, or $0.44 per diluted common share, for the third quarter of 2005. For the year ended December 31, 2005, net income was $92.6 million, or $1.55 per fully diluted common share, compared to $92.9 million, or $1.50 per fully diluted common share for the year ended December 31, 2004.

Return on average common equity, annualized, for the fourth quarter of 2005 was 13.50% compared to 12.69% for the fourth quarter of 2004, and 15.13% for the third quarter of 2005. Return on average common equity for the year ended December 31, 2005 was 13.84% compared to 14.21% for the same period in 2004. Return on average assets, annualized, for the fourth quarter of 2005 was 1.27% compared to 1.19% for the fourth quarter of 2004, and 1.41% for the third quarter of 2005. Return on average assets for the year ended December 31, 2005 was 1.31% compared to 1.25% for the same period in 2004.

“We are pleased with the continued progress achieved during the quarter,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “Growth in our loan portfolio was realized, credit metrics continued to further strengthen, our core deposit portfolio remained stable, and the resilience of our net interest margin reflected our interest rate risk posture in the face of a changing yield curve environment.”

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

Net Interest Income

Net interest income for the fourth quarter of 2005 decreased to $67.7 million from $68.1 million in the fourth quarter of 2004. This was primarily attributable to a decline in average interest earning securities of $219.4 million, offset by an increase of one basis point in the net interest margin.

Net interest income for the fourth quarter of 2005 decreased to $67.7 million from $68.0 million in the third quarter of 2005. This was primarily attributable to a decline in average interest earning securities of $74.2 million, offset by an increase of two basis points in the net interest margin.

Net interest income for the year ended December 31, 2005 decreased to $267.2 million versus $285.6 million for the same period in 2004. This was primarily a result of a decline in average interest earning securities of $486.9 million partially offset by an increase in average interest earning loans of $104.3 million.

Non-Interest Income

Non-interest income for the fourth quarter of 2005 increased to $53.0 million from $45.0 million in the fourth quarter of 2004. This was primarily attributable to:

•	Increases in insurance brokerage commissions and fees of $7.3 million, including $5.1 million related to Lucini / Parish which was acquired effective May 1, 2005, and

•	Increases in small ticket operating lease revenue of $1.4 million.

These increases were partially offset by a $1.6 million reduction in gains on sale of securities and a $1.1 million reduction in gains on sale of loans compared to the fourth quarter of 2004.

Non-interest income for the fourth quarter of 2005 decreased to $53.0 million from $54.5 million in the third quarter of 2005. This was primarily attributable to seasonal decreases in insurance commissions and fees of $2.9 million.

For the year ended December 31, 2005, non-interest income increased to $211.9 million from $187.3 million for the year ended December 31, 2004. This was primarily attributable to:

•	Increases in insurance commissions and fees of $23.9 million, including $14.4 million related to Lucini / Parish,

•	Increases in small ticket operating lease revenue of $6.8 million,

•	Increases in gains on repurchases of CODES of $1.6 million, and

•	Increases in gains related to the change in market value of purchased residential mortgage loans between price commitment and settlement dates of $1.3 million.

These increases were partially offset by a decrease of $9.0 million in gains on sale of securities and loans as well as a charge of $1.0 million for an other-than-temporary impairment of Fannie Mae and Freddie Mac securities during the year ended December 31, 2005 compared to the same period one year ago.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

Non-interest income as a percentage of total revenues for the fourth quarter of 2005 was 43.9%, compared to 39.8% for the fourth quarter of 2004 and 44.5% for the third quarter of 2005. Non-interest income as a percentage of total revenues for the year ended December 31, 2005 was 44.2%, compared to 39.6% for the same period one year ago.

“Our non-interest income results are dominated by the revenue generated by our ABD commercial insurance brokerage subsidiary,” stated Mr. Scordelis. “We remain encouraged by its overall performance, and would particularly note its continued organic revenue growth in 2005. Through its acquisition in the second quarter of the Lucini / Parish firm in Nevada, ABD continued to successfully execute its strategy to enhance its preeminent regional franchise position in the western United States.”

Operating Expenses

Operating expenses for the fourth quarter of 2005 increased to $86.4 million from $78.8 million in the fourth quarter of 2004. This was primarily attributable to:

•	Increases in compensation expense of $8.8 million, including $4.6 million related to Lucini / Parish, and
•	Increases in depreciation expense on leased equipment of $1.1 million.

These increases were partially offset by:

•	Decreases in legal and professional expense of $1.2 million primarily related to Sarbanes-Oxley compliance activities, and

•	Decreases in occupancy and equipment expense of $0.7 million.

Operating expenses for the fourth quarter of 2005 increased to $86.4 million from $84.6 million in the third quarter of 2005. This was primarily attributable to increases in compensation expense of $0.7 million and legal and professional expense of $0.6 million.

Operating expenses for the year ended December 31, 2005 were $336.1 million compared to $315.0 million for the same period in 2004, an increase of $21.1 million. This was primarily attributable to:

•	Increases in compensation expense of $18.0 million, including $2.4 million of severance, $8.2 million related to Lucini / Parish, and $2.4 million of pension expense, and

•	Increases in depreciation expense on leased equipment of $5.6 million.

These increases were partially offset by a decrease of $3.1 million in legal and professional expense.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

Credit Quality Overview

Net loan charge-offs in the fourth quarter of 2005 were $4.7 million, or 0.40% of average loans, annualized, compared to $4.6 million, or 0.41% of average loans, annualized, for the fourth quarter of 2004 and $3.1 million, or 0.26% of average loans, annualized, for the third quarter of 2005. Net loan charge-offs for the year ended December 31, 2005 totaled $14.8 million, or 0.32% of average loans, compared to $17.7 million, or 0.39% of average loans for the same period in 2004.

Non-performing assets were $68.2 million at December 31, 2005, compared to $44.3 million at December 31, 2004 and $73.1 million at September 30, 2005. The ratio of non-performing assets to total assets was 0.96% at December 31, 2005, compared to 0.64% at December 31, 2004 and 1.03% at September 30, 2005. The ratio of non-performing loans to total loans was 1.43% at December 31, 2005, compared to 0.97% at December 31, 2004 and 1.53% at September 30, 2005.

Non-performing assets as of December 31, 2005 included one $33.3 million relationship, which has been described in prior periods. Subsequent to quarter end, an additional principal pay down of $4.3 million was received from this client.

The Company recorded a negative provision for credit losses of $2.6 million for the fourth quarter of 2005, compared to a positive $0.2 million provision for the fourth quarter of 2004, and a negative provision of $3.4 million for the third quarter of 2005. The provision for the year ended December 31, 2005 was a negative $5.4 million, compared to a positive $5.5 million for the same period one year ago.

The allowance for loan and lease losses was $86.6 million, or 1.83% of total loans, at December 31, 2005, compared to $107.5 million, or 2.39% of total loans, at December 31, 2004 and $92.9 million, or 1.98% of total loans, at September 30, 2005.

“Our credit metrics reflect both the continued strengthening of our loan portfolio as well as the sustained stabilization of the regional economy served by our community banks,” commented Mr. Scordelis. “We are equally pleased with the quality of our specialty finance loan and lease portfolios,” he added. “We are committed to the relationship-based nature of our community banking business model as well as to discipline in the overall administration of our credit portfolio, and believe that these factors have materially contributed to our favorable results during the period.”

Balance Sheet

At December 31, 2005, total assets were $7.1 billion, total net loans were $4.7 billion, total securities were $1.5 billion, and total deposits were $5.1 billion.

Total net loans increased by $236.3 million from December 31, 2004 to December 31, 2005. This growth reflects increases in the following portfolios:

•	$243.3 million in purchased and originated residential mortgage loans,

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

•	$165.8 million in real estate construction and land loans, and

•	$79.4 million in commercial loans.

These increases were offset by decreases in the following portfolios:

•	$208.4 million in commercial term real estate loans,

•	$39.7 million in consumer and other loans, and

•	$5.6 million in real estate other loans.

Total net loans increased by $37.8 million from September 30, 2005 to December 31, 2005. This growth reflects increases in the following portfolios:

•	$47.2 million in commercial loans,

•	$34.9 million in real estate construction and land loans, and

•	$8.0 million in residential mortgage loans.

These increases were partially offset by decreases in commercial term real estate loans of $43.6 million and in consumer and other loans of $10.2 million.

“We are pleased to note the increase in the size of our overall loan portfolio during the fourth quarter as well as the current period and full-year growth in our real estate construction outstandings which is consistent with our previously stated intent,” commented Mr. Scordelis. “We are also encouraged by the combined diversification value, credit quality, and strong growth provided by our specialty finance businesses during the year,” he added.

Total core deposits (excluding institutional and brokered deposits) at December 31, 2005 decreased by $242.1 million compared to December 31, 2004 and decreased by $11.8 million compared to September 30, 2005. Total deposits at December 31, 2005 decreased by $44.3 million compared to December 31, 2004 and increased by $43.1 million compared to September 30, 2005.

“Core deposits remained relatively flat during the fourth quarter despite an outflow of approximately $82 million in specialized deposits, including higher cost exchange and title funds, which continues a trend that we have referenced throughout the year,” commented Mr. Scordelis. “Excluding these concentrated outflows, we are pleased with the stability, composition, and cost of our core deposit base during a period of relatively rapid escalation in general money market rates,” he stated.

Total securities were $1.5 billion as of December 31, 2005, compared to $1.6 billion at December 31, 2004 and $1.5 billion at September 30, 2005. During the fourth quarter of 2005, the Company repurchased $11.8 million in face value of its outstanding CODES due 2024 in privately negotiated transactions. At December 31, 2005, $90.3 million in face value of CODES due 2024 remained outstanding.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

“The relative stability of our investment portfolio was achieved with security purchases which offset contractual maturities and principal prepayments in our mortgage-backed securities portfolio,” stated James S. Westfall, Executive Vice President and Chief Financial Officer. “During the quarter, the Company purchased $68.2 million of high quality short-duration securities in its available-for-sale portfolio. This action, together with wholesale funding transactions, was used to maintain the Company’s slightly positive net asset interest rate sensitivity position.”

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed the well-capitalized guidelines established by bank regulatory agencies.

The Company’s total equity to assets ratio was 10.84% at December 31, 2005, compared to 11.03% at December 31, 2004 and 10.88% at September 30, 2005. The Company’s tangible total equity to tangible assets ratio was 7.01% at December 31, 2005, compared to 7.67% at December 31, 2004 and 7.09% at September 30, 2005.

Repurchases under the Company’s $80.0 million common share repurchase program during the fourth quarter of 2005 totaled 646,218 shares at an average price of $26.71 per share. For the year ended December 31, 2005, common share repurchases totaled 2,326,347 shares at an average price of $25.80 per share. Remaining unused repurchase program authority at December 31, 2005 was $30.7 million.

Net Interest Margin and Interest Rate Risk Management

The net interest margin for the fourth quarter of 2005 was 4.37%, compared to 4.36% for the fourth quarter of 2004 and 4.35% for the third quarter of 2005. The net interest margin for the year ended December 31, 2005 was 4.35%, which was unchanged from the same period in 2004.

In the third quarter of 2005, net interest income attributable to loan prepayments and payoffs of loans previously designated as non-accrual contributed seven basis points to the net interest margin. These factors did not recur at a material level in the fourth quarter of 2005.

“The Company’s slight net asset interest rate sensitivity position was the fundamental driver behind this quarter’s margin expansion when compared to the prior quarter. Yields on earning assets increased by 16 basis points relative to a 13 basis point increase in funding costs,” stated Mr. Westfall.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

Outlook for 2006

Our full year guidance for 2006 is as follows:

•	Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area coupled with a planned increase in our lending and relationship management staff, we anticipate core loan portfolio growth in the mid to high single digit range, with this growth concentrated in the second half of the year.

•	Core Deposit Growth – we anticipate core deposit growth in the mid single digits, and intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

•	Credit Quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate net charge-offs from 25 basis points to 35 basis points of average loans outstanding.

•	Net Interest Margin – based on the Company’s anticipated core loan and deposit growth and its slightly net asset interest rate sensitivity position, we expect the margin to fluctuate in the 4.20% to 4.40% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PST) on Wednesday, February 1, 2006. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PST on February 1, 2006 through midnight on February 7, 2006 by dialing (800) 642-1687 or (706) 645-9291 and providing Conference ID 4330620.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
Interest income	$102,225	$100,710	$96,050	$91,798	$92,576
Interest expense	34,478	32,714	30,625	25,756	24,473

Net interest income before provision for credit losses	67,747	67,996	65,425	66,042	68,103
Provision for credit losses	(2,613)	(3,352)	2,252	(1,678)	213

Net interest income after provision for credit losses	70,360	71,348	63,173	67,720	67,890

Non-interest income:
Insurance commissions and fees	37,071	39,974	39,223	38,122	29,727
Rental revenues on operating leases	4,906	4,901	4,463	4,032	3,500
Service charges and other fees	2,533	2,496	2,869	2,550	2,611
Loan and international banking fees	1,919	1,663	2,113	2,013	1,352
Trust fees	1,101	1,074	1,060	1,066	1,078
Gain on sale of loans	172	100	111	95	1,315
Gain on sale of securities, net	—	43	9	290	1,636
Other income	5,307	4,238	4,393	2,025	3,796

Total non-interest income	53,009	54,489	54,241	50,193	45,015

Operating expenses:
Compensation and benefits	51,455	50,745	48,172	50,285	42,650
Occupancy and equipment	11,285	11,278	11,148	10,412	11,984
Legal costs and other professional	5,295	4,671	3,198	4,851	6,478
Depreciation - equipment leased to others	4,013	4,108	3,735	3,370	2,941
Amortization of intangibles	1,835	1,886	2,072	2,083	2,072
Other expenses	12,476	11,936	12,805	12,947	12,651

Total operating expenses	86,359	84,624	81,130	83,948	78,776

Income before provision for income taxes	37,010	41,213	36,284	33,965	34,129
Provision for income taxes	14,199	15,626	13,609	12,455	13,050

Net income	$22,811	$25,587	$22,675	$21,510	$21,079

EARNINGS PER SHARE DATA:
Earnings per common share (1)
Basic	$0.42	$0.47	$0.41	$0.38	$0.38
Diluted	$0.39	$0.44	$0.38	$0.34	$0.33

Weighted average common shares outstanding	50,251	50,698	50,843	51,135	51,060
Weighted average common & common equivalent shares outstanding	53,370	54,010	55,573	58,184	58,924

GAAP ratios
Return on quarterly average assets, annualized	1.27%	1.41%	1.28%	1.26%	1.19%
Return on quarterly average common shareholders’ equity, annualized	13.50%	15.13%	13.68%	13.03%	12.69%
Return on quarterly average total equity, annualized	11.71%	13.12%	11.84%	11.28%	11.14%
Net interest margin, annualized (2)	4.37%	4.35%	4.27%	4.44%	4.36%
Operating expense ratio, annualized (3)	4.81%	4.67%	4.60%	4.91%	4.43%
Efficiency ratio (4)	71.52%	69.09%	67.80%	72.22%	69.64%

NON-GAAP ratios
Efficiency ratio (excluding ABD) (5)	62.70%	60.12%	60.79%	68.86%	60.94%

(1)    The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net income as reported	$22,811	$25,587	$22,675	$21,510	$21,079
Less: dividends on convertible preferred stock	(1,825)	(1,834)	(1,841)	(1,840)	(1,653)

(A) Net income available to common shareholders	20,986	23,753	20,834	19,670	19,426
Add: CODES interest and other related income/(loss), net of taxes	(99)	76	111	179	190

(B) Net income available to common shareholders including CODES	$20,887	$23,829	$20,945	$19,849	$19,616

(C) Weighted average common shares outstanding	50,251	50,698	50,843	51,135	51,060
Weighted average common equivalent shares:
Stock options	939	878	1,062	1,094	1,548
CODES due 2024	2,180	2,426	3,653	5,940	6,301
CODES due 2022	—	8	15	15	15

(D) Total weighted average common & common equivalent shares outstanding	53,370	54,010	55,573	58,184	58,924

(A)/(C) Earnings per common share - basic	$0.42	$0.47	$0.41	$0.38	$0.38
(B)/(D) Earnings per common share - diluted	$0.39	$0.44	$0.38	$0.34	$0.33
(2) Net interest income for the period, annualized and divided by average quarterly interest earning assets. Non accrual loans are excluded from the average balances.
(3) Total operating expenses for the period, annualized and divided by average quarterly assets.
(4) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:
Revenue (excluding ABD)	$83,614	$81,796	$80,190	$77,744	$82,832
Operating expenses (excluding ABD)	$52,422	$49,174	$48,750	$53,535	$50,476

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED OPERATING DATA FOR THE TWELVE MONTH PERIODS:

	12 Months Ended December 31,
	2005	2004
Interest income	$390,783	$376,499
Interest expense	123,573	90,876

Net interest income before provision for credit losses	267,210	285,623
Provision for credit losses	(5,391)	5,521

Net interest income after provision for credit losses	272,601	280,102

Non-interest income:
Insurance commissions and fees	154,390	130,500
Rental revenues on operating leases	18,302	11,549
Service charges and other fees	10,448	10,457
Loan and international banking fees	7,708	7,607
Trust fees	4,301	3,994
Gain on sale of loans	478	2,481
Gain on sale of securities, net	342	8,370
Other income	15,963	12,345

Total non-interest income	211,932	187,303

Operating expenses:
Compensation and benefits	200,657	182,674
Occupancy and equipment	44,123	44,010
Legal costs and other professional	18,015	21,066
Depreciation - equipment leased to others	15,226	9,647
Amortization of intangibles	7,876	8,286
Other expenses	50,164	49,350

Total operating expenses	336,061	315,033

Income before provision for income taxes	148,472	152,372
Provision for income taxes	55,889	59,453

Net income	$92,583	$92,919

EARNINGS PER SHARE DATA:
Earnings per common share (1)
Basic	$1.68	$1.68
Diluted	$1.55	$1.50

Weighted average common shares outstanding	50,730	51,468
Weighted average common & common equivalent shares outstanding	55,058	57,881

GAAP ratios
Return on YTD average assets	1.31%	1.25%
Return on YTD average common shareholders’ equity	13.84%	14.21%
Return on YTD average total equity	11.99%	12.45%
Net interest margin (2)	4.35%	4.35%
Operating expense ratio (3)	4.74%	4.25%
Efficiency ratio (4)	70.14%	66.61%

NON-GAAP ratios
Efficiency ratio (excluding ABD) (5)	63.05%	59.40%

(1)    The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net income as reported	$92,583	$92,919
Less: dividends on convertible preferred stock	(7,340)	(6,613)

(A) Net income available to common shareholders	85,243	86,306
Add: CODES interest and other related income, net of taxes	267	584

(B) Net income available to common shareholders including CODES	$85,510	$86,890

(C) Weighted average common shares outstanding	50,730	51,468
Weighted average common equivalent shares:
Stock options	1,017	1,526
CODES due 2024	3,302	4,872
CODES due 2022	9	15

(D) Total weighted average common & common equivalent shares outstanding	55,058	57,881

(A)/(C) Earnings per common share - basic	$1.68	$1.68
(B)/(D) Earnings per common share - diluted	$1.55	$1.50

(2) Net interest income for the period and divided by YTD average interest earning assets. Non accrual loans are excluded from the average balances.
(3) Total operating expenses for the period and divided by YTD average assets.
(4) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:
Revenue (excluding ABD)	$323,344	$340,882
Operating expenses (excluding ABD)	$203,881	$202,469

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004
Cash and Due From Banks	$152,153	$153,284	$190,048	$213,806	$171,657
Fed Funds Sold	—	20,000	10,000	—	—
Securities	1,493,584	1,487,935	1,583,662	1,592,120	1,602,268
Loans:
Commercial (1)	2,067,873	2,020,656	2,040,289	2,028,492	1,988,465
Term Real Estate - Commercial	1,389,329	1,432,939	1,493,890	1,540,496	1,597,756

Total Commercial (1)	3,457,202	3,453,595	3,534,179	3,568,988	3,586,221
Real Estate Construction and Land	644,883	609,969	543,117	499,817	479,113
Residential Mortgage	266,263	258,268	260,453	71,004	22,982
Real Estate Other	263,164	261,969	277,847	250,977	268,755
Consumer and Other	105,353	115,593	137,827	129,859	145,065
Deferred Fees and Discounts, Net	(12,376)	(12,681)	(12,939)	(13,239)	(13,902)

Total Loans, Net of Deferred Fees and Discounts (1)	4,724,489	4,686,713	4,740,484	4,507,406	4,488,234
Allowance for Loan and Lease Losses	(86,557)	(92,857)	(98,487)	(99,355)	(107,517)

Total Loans, Net (1)	4,637,932	4,593,856	4,641,997	4,408,051	4,380,717
Goodwill	243,289	236,511	236,211	212,077	212,432
Other Intangible Assets	49,741	51,739	53,785	36,986	39,228
Other Assets	539,626	529,983	550,402	510,223	509,457

Total Assets (1)	$7,116,325	$7,073,308	$7,266,105	$6,973,263	$6,915,759

Deposits:
Demand, Non-Interest Bearing	$1,093,157	$1,066,536	$1,091,208	$1,065,004	$1,052,272
NOW, MMDA and Savings	3,000,647	3,003,159	2,955,343	3,193,558	3,263,716
Time Deposits, $100,000 and Over	741,682	750,406	696,740	602,432	647,531
Other Time Deposits	223,053	195,315	136,008	134,749	139,320

Total Deposits	5,058,539	5,015,416	4,879,299	4,995,743	5,102,839

Other Borrowings	797,802	813,006	1,117,285	775,361	578,664
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities (1)	265,607	252,510	275,417	219,970	248,258

Total Liabilities (1)	6,332,259	6,291,243	6,482,312	6,201,385	6,140,072

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,699	12,658	12,617	12,577	12,621

Convertible Preferred Stock	103,387	102,706	103,366	103,569	103,816
Common Shareholders’ Equity	667,980	666,701	667,810	655,732	659,250

Total Equity	771,367	769,407	771,176	759,301	763,066

Total Liabilities and Total Equity (1)	$7,116,325	$7,073,308	$7,266,105	$6,973,263	$6,915,759

RATIOS:

Loan Growth, current quarter to prior year quarter	5.26%	4.31%	6.40%	1.26%	-1.55%
Loan Growth, current quarter to prior quarter, annualized	3.20%	-4.50%	20.74%	1.73%	-0.43%
Loan Growth, YTD	5.26%	5.91%	11.33%	1.73%	-1.55%

Core Loan Growth, current quarter to prior year quarter (2)	0.49%	-1.13%	0.75%	-0.34%	-2.05%
Core Loan Growth, current quarter to prior quarter, annualized (2)	3.99%	-4.09%	4.73%	-2.62%	-2.46%
Core Loan Growth, YTD (2)	0.49%	-0.68%	1.06%	-2.62%	-2.05%

Deposit Growth, current quarter to prior year quarter	-0.87%	-3.47%	-8.06%	-3.58%	-3.95%
Deposit Growth, current quarter to prior quarter, annualized	3.41%	11.07%	-9.35%	-8.51%	-7.10%
Deposit Growth, YTD	-0.87%	-2.29%	-8.83%	-8.51%	-3.95%

Core Deposit Growth, current quarter to prior year quarter (3)	-5.03%	-6.45%	-9.21%	-0.04%	5.33%
Core Deposit Growth, current quarter to prior quarter, annualized (3)	-1.02%	2.02%	-16.23%	-5.18%	-6.94%
Core Deposit Growth, YTD (3)	-5.03%	-6.40%	-10.63%	-5.18%	5.33%

Revenue Growth, current quarter to prior year quarter	6.75%	3.58%	0.86%	-5.43%	-2.60%
Revenue Growth, current quarter to prior quarter, annualized	-5.60%	9.35%	11.84%	11.18%	-17.28%

Net Interest Income Growth, current quarter to prior year quarter	-0.52%	-3.23%	-8.98%	-12.38%	-9.46%
Net Interest Income Growth, current quarter to prior quarter, annualized	-1.45%	15.59%	-3.75%	-12.27%	-12.25%

(1)	Amounts presented prior to the fourth quarter of 2005 have been reclassified to conform with the current presentation.
(2)	Core loans calculated as total loans less purchased residential mortgage loans.
(3)	Core deposits calculated as total deposits less institutional and brokered time deposits.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	December 31, 2005			September 30, 2005			December 31, 2004
	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$74,740	$716	3.80%	$45,033	$384	3.38%	$103,806	$474	1.82%
Other short-term securities	11,245	45	1.58%	11,923	59	1.97%	3,369	21	2.53%
Securities:
Taxable	1,374,102	14,862	4.29%	1,446,354	15,118	4.15%	1,588,942	16,774	4.20%
Tax-exempt (2)	80,793	991	4.87%	82,724	1,015	4.87%	85,346	1,084	5.05%
Loans (3)	4,604,029	85,611	7.38%	4,616,593	84,135	7.23%	4,434,865	74,222	6.66%

Total interest-earning assets	6,144,909	102,225	6.60%	6,202,625	100,710	6.44%	6,216,328	92,576	5.92%
Noninterest-earning assets	975,192	—		985,764	—		852,410	—

Total assets	$7,120,101	102,225		$7,188,389	100,710		$7,068,738	92,576

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$3,111,275	14,841	1.89%	$3,004,193	13,042	1.72%	$3,379,322	12,150	1.43%
Time deposits over $100,000	741,859	6,466	3.46%	729,040	5,562	3.03%	677,813	3,205	1.88%
Other time deposits	194,054	1,376	2.81%	180,933	1,172	2.57%	146,052	647	1.76%

Total interest-bearing deposits	4,047,188	22,682	2.22%	3,914,167	19,776	2.00%	4,203,188	16,001	1.51%
Short-term borrowings	171,801	1,870	4.32%	350,989	3,290	3.72%	192,902	1,696	3.50%
CODES	87,500	117	0.53%	93,304	131	0.56%	241,307	326	0.54%
Subordinated debt	210,311	4,504	8.50%	210,311	4,446	8.39%	210,311	4,250	8.04%
Other long-term borrowings	456,962	5,304	4.61%	417,583	5,071	4.82%	156,772	2,199	5.58%

Total interest-bearing liabilities	4,973,762	34,478	2.75%	4,986,354	32,714	2.60%	5,004,480	24,473	1.95%
Noninterest-bearing deposits	1,086,424			1,133,089			1,092,390
Other noninterest-bearing liabilities	274,391			282,410			206,357
Preferred stock of real estate investment trust subsidiaries	12,674			12,634			12,598
Shareholders’ equity	772,848			773,902			752,914

Total shareholders’ equity and liabilities	$7,120,101	34,478		$7,188,389	32,714		$7,068,738	24,473

Net interest income		$67,747			$67,996			$68,103

Net interest margin (4)			4.37%			4.35%			4.36%

(1)	Nonaccrual loans are excluded from the average balance.
(2)	Tax equivalent yields earned on the tax-exempt securities are 7.25%, 7.27% and 7.60% for the three months ended December 31,2005, September 30, 2005, and December 31, 2004, respectively, using the federal statutory tax rate of 35%.
(3)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $580,000, $841,000, and $340,000 for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004, respectively.
(4)	Net interest margin during the period equals (a) the difference between interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	For the twelve months ended:
	December 31, 2005			December 31, 2004
	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$47,555	$1,505	3.16%	$95,626	$1,128	1.18%
Other short-term securities	8,906	155	1.74%	3,014	58	1.91%
Securities:
Taxable	1,453,524	62,042	4.27%	1,933,781	81,142	4.20%
Tax-exempt (2)	83,201	3,983	4.79%	89,866	4,435	4.93%
Loans (3)	4,545,371	323,097	7.11%	4,441,083	289,736	6.52%

Total interest-earning assets	6,138,556	390,783	6.37%	6,563,369	376,499	5.74%
Noninterest-earning assets	951,041	—		841,998	—

Total assets	$7,089,597	390,783		$7,405,367	376,499

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$3,125,467	54,437	1.74%	$3,251,418	38,413	1.18%
Time deposits over $100,000	682,213	19,640	2.88%	710,229	11,196	1.58%
Other time deposits	162,352	4,001	2.46%	254,984	3,856	1.51%

Total interest-bearing deposits	3,970,032	78,078	1.97%	4,216,630	53,465	1.27%
Short-term borrowings	297,561	10,741	3.61%	538,690	10,266	1.91%
CODES	137,585	749	0.54%	210,991	1,566	0.74%
Subordinated debt	210,311	17,639	8.39%	210,311	17,754	8.44%
Other long-term borrowings	333,454	16,367	4.91%	206,133	7,825	3.80%

Total interest-bearing liabilities	4,948,943	123,573	2.50%	5,382,755	90,876	1.69%
Noninterest-bearing deposits	1,088,927			1,058,253
Other noninterest-bearing liabilities	267,019			205,975
Preferred stock of real estate investment trust subsidiaries	12,618			12,273
Shareholders’ equity	772,090			746,111

Total shareholders’ equity and liabilities	$7,089,597	123,573		$7,405,367	90,876

Net interest income		$267,210			$285,623

Net interest margin(4)			4.35%			4.35%

(1)	Nonaccrual loans are excluded from the average balance.
(2)	Tax equivalent yields earned on the tax-exempt securities are 7.15% and 7.44% for the twelve months ended December 31,2005 and December 31, 2004, respectively, using the federal statutory tax rate of 35%.
(3)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $1.4 million and $514,000 for the twelve months ended December 31, 2005 and December 31, 2004, respectively.
(4)	Net interest margin during the period equals (a) the difference between interest income on interest-eaming assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period.

Greater Bay Bancorp Reports Fourth Quarter and Year End 2005 Results

February 1, 2006

GREATER BAY BANCORP

DECEMBER 31, 2005 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004
Nonperforming Assets (1)
Commercial	$7,650	$5,495	$7,122	$8,213	$11,586
Real Estate Term and Construction	42,068	43,621	57,404	26,591	19,608
SBA	6,497	7,612	7,421	6,752	1,876
Venture Banking Group	—	—	—	24	806
Specialty Finance	10,375	11,382	8,034	10,816	9,835
Other	1,024	3,821	8,105	189	—

Total Nonperforming Loans (2)	$67,614	$71,931	$88,086	$52,585	$43,711
OREO	—	—	—	—	—
Other Nonperforming Assets	631	1,153	495	840	569

Total Nonperforming Assets (1)	$68,245	$73,084	$88,581	$53,425	$44,280

Net Loan Charge-Offs (Recoveries) (3)	$4,687	$3,098	$3,476	$3,511	$4,563

Ratio of Allowance for Loan and Lease Losses to:
End of Period Loans (4)	1.83%	1.98%	2.07%	2.20%	2.39%
Total Nonaccrual Loans	128.02%	129.09%	111.81%	188.94%	245.97%

Ratio of Provision for Credit Losses to Average Loans, annualized (4)	-0.22%	-0.28%	0.20%	-0.15%	0.02%

Total Nonperforming Loans to Total Loans (4)	1.43%	1.53%	1.86%	1.17%	0.97%
Total Nonperforming Assets to Total Assets (4)	0.96%	1.03%	1.22%	0.77%	0.64%

Ratio of Quarterly Net Loan Charge-offs to Average Loans, annualized (4)	0.40%	0.26%	0.30%	0.32%	0.41%
Ratio of YTD Net Loan Charge-offs to YTD Average Loans (4)	0.32%	0.29%	0.31%	0.32%	0.39%
(1) Nonperforming assets include nonperforming loans, Other Real Estate Owned and other nonperforming assets.
(2) Nonperforming loans are defined as loans which are on nonaccrual status.
(3) Net loan charge-offs are loan charge-offs net of recoveries.
(4) Amounts presented prior to the fourth quarter of 2005 have been reclassified to conform with the current presentation.
SELECTED QUARTERLY CAPITAL RATIOS AND DATA:
	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004
Tier 1 Leverage ratio	10.34%	10.23%	10.30%	10.98%	10.67%
Tier 1 Risk-Based Capital ratio	11.94%	12.25%	11.96%	13.08%	13.01%
Total Risk-Based Capital ratio	13.19%	13.51%	13.22%	14.34%	14.27%
Total Equity to Assets ratio	10.84%	10.88%	10.61%	10.89%	11.03%

Tier I Capital	$703,919	$702,030	$695,108	$733,387	$727,319
Total Risk-based Capital	$777,878	$774,044	$768,187	$803,966	$797,788
Risk Weighted Assets	$5,895,787	$5,730,710	$5,810,227	$5,605,961	$5,591,535

NON-GAAP RATIOS (1):

Tangible Total Equity to Tangible Assets - End of Period	7.01%	7.09%	6.90%	7.59%	7.67%
Tangible Common Book Value Per Common Share - End of Period (2)	$7.51	$7.51	$7.44	$7.97	$7.96

Common Book Value Per Common Share - End of Period (3)	$13.38	$13.22	$13.16	$12.85	$12.88
Total Common Shares Outstanding - End of Period	49,906	50,425	50,756	51,046	51,179

(1) The following table provides a reconciliation of Total Equity to Tangible Total Equity and Total Assets to Tangible Assets:

Common Shareholders’ Equity	$667,980	$666,701	$667,810	$655,732	$659,250
Convertible Preferred Stock	103,387	102,706	103,366	103,569	103,816

Total Equity	771,367	769,407	771,176	759,301	763,066
Less: Goodwill and Other Intangible Assets	(293,030)	(288,250)	(289,996)	(249,063)	(251,660)

Tangible Total Equity	$478,337	$481,157	$481,180	$510,238	$511,406

Total Assets	$7,116,325	$7,073,308	$7,266,105	$6,973,263	$6,915,759
Less: Goodwill and Other Intangible Assets	(293,030)	(288,250)	(289,996)	(249,063)	(251,660)

Tangible Assets	$6,823,295	$6,785,058	$6,976,109	$6,724,200	$6,664,099

(2) Computed as Common Shareholders’ Equity, less Goodwill and Other Intangible Assets divided by Total Common Shares outstanding.
(3) Computed as Common Shareholders’ Equity divided by Common Shares outstanding - end of period.